CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Post-effective Amendment No. 8 to Registration Statement
No. 333-154880 on Form N-2 of our report for The Cushing MLP Total Return Fund (the “Fund”) dated
January 29, 2010 relating to the financial statements and financial highlights of the Fund, appearing in the
Annual Report to Shareholders for the fiscal year ended November 30, 2009 and to the references to our firm under the heading “Independent Registered Public Accounting Firm.”

DELOITTE & TOUCHE LLP
Dallas, Texas
May 17, 2010